EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
The Children’s Place, Inc.
Secaucus, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-88378) and Form S-8 (No. 333-176569 and 333-212158) of The Children’s Place, Inc. and subsidiaries of our report dated March 22, 2018, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/S/ BDO USA, LLP

New York, New York
March 21, 2019